Exhibit 10.9
Mr Jeff Carter
[residential address omitted]
15 February 2005
Dear Jeff
We are very pleased to confirm our offer of employment to you in the position of Chief Financial Officer. We trust the association will be mutually rewarding.
This letter and the enclosed documents entitled “Terms and Conditions of Employment” (Terms and Conditions) set out the terms and conditions of your employment.
In the case of any inconsistency between this letter and the Terms and Conditions, this letter will apply.

APPOINTMENT AND DUTIES:	Your employer is Unilife Medical Solutions Limited (Company or Unilife). Your responsibilities will be to undertake such duties and exercise such powers, authorities and discretions in relation to the business of the Company as are outlined in the Job Description Schedule and otherwise ordinarily within the area of responsibility of a Chief Financial Officer.

In addition, you may occasionally be required to undertake additional duties to meet the needs of the Company. You will be responsible to the Chief Executive Officer and to the Board of Directors.

COMMENCEMENT:	Your employment with the Company will commence on 23 February 2005 and the terms and conditions as set out in this agreement will be effective from that date.

LOCATION:	You will be located in Sydney, but you agree that business reasons may dictate that, from time to time, you may be required to work at other locations.

BUSINESS HOURS:	Normal business hours are set out in the Terms and Conditions but you are likely to be required to work longer hours, as may be reasonably necessary, to meet the needs of the Company from time to time.

Any additional hours that you may be required to work have been taken into account in calculating your remuneration and consequently you will not receive additional remuneration for any additional hours you work.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

SALARY:	Your salary is set out in the Remuneration Schedule and shall be paid monthly and subject to applicable taxes.

The Directors may also, in their absolute discretion, pay bonuses and / or provide salary increases from time to time. It is envisaged that the first annual review will occur in July 2005 or thereabouts.

SUPERANNUATION:	Unilife will pay superannuation contributions on your behalf to a superannuation fund nominated by the Company or another complying superannuation fund nominated by you. Further details are set out in the enclosed Terms and Conditions.

OTHER ENTITLEMENTS:	Your entitlements in respect of annual leave and long service leave will be in accordance with current statutory legislation. The enclosed Terms and Conditions set out more detail with regard to your leave entitlements. You will be eligible for participation in the Employee Share Option Plan upon completion of the probation period.

ENGAGEMENT & TERMINATION:	As an employee of the Company you have a duty to work in a dedicated, skilful and competent manner and obey the Company’s lawful commands and provide diligent and faithful service and not act in any way which conflicts with the interests of the Company.

Your employment may be terminated by either you or the Company giving to the other three (3) months’ notice of termination, or summarily for the reasons set out in the enclosed Terms and Conditions. The Company reserves the right to make payment instead of notice.

BUSINESS RELATED EXPENSES:	The Company will reimburse you for any reasonable and proper business related travel costs subject to verification of those costs.

BUSINESS DEALINGS AND CONFIDENTIALITY:	During your employment with Unilife, you must not engage indirectly or directly in other business or employment without prior written consent of Unilife. This consent will not be unreasonably withheld but Unilife reserves the right to withdraw the consent if Unilife believes that the other activity interferes with the discharge of your duties.

As agreed, you shall not divulge any confidential information which may come into your knowledge. You are required to keep in complete secrecy, all confidential information entrusted to you and shall not use or attempt to use any confidential information which may prejudice injure or cause loss either directly or indirectly to Unilife or its clients.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

All confidential information must be returned to the Company on demand.

The enclosed Terms and Conditions set out in more detail your obligations of confidentiality to the Company.

RESTRAINTS OF TRADE:	You must not, during the Restraint Period, solicit or assist in soliciting business that is the same as, similar to or competitive with the business of Unilife (current and new business) from any Client. This restriction extends to work in any capacity, whether as a principal, agent, employee, consultant or otherwise.

For the purposes of this restraint:

“Client” means any client, customer, sponsor, supplier, developer, client or contractor of the Company or any of its related bodies corporate:

(a) with whom you had direct contact within the six months immediately prior to the date of termination of your employment; or

(b) in respect of whom you gained particular valuable knowledge as to the operations, management or plans of the Client during the course of your employment with the Company.

“Restraint Period” means the period of six months following the date of termination of employment (however caused) or if that period is considered to be unenforceable by a court of competent jurisdiction, the period of three months from the date of termination of employment.

POLICIES:	The Company’s policies and procedures are currently set out in the enclosed Terms and Conditions. You agree to abide by any policies and procedures of the Company that may be implemented or varied from time to time by the Company in its discretion. To the extent that the content of these policies refer to obligations of the Company, you agree that these are guides only and are not contractual terms, conditions or representations on which you rely.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

We trust that this association will be one of mutual benefit and enjoyment.
If you are in agreement with the above, please sign a copy of this letter acknowledging your acceptance to the terms and conditions of your employment.
Yours sincerely

/s/ Alan Shortall
ALAN SHORTALL
Chief Executive Officer
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

I, Jeff Carter, acknowledge as follows:
(a)	I have been provided with a copy of Unilife’s Terms and Conditions of Employment;

(b)	I have read and understood the Terms and Conditions of Employment;
(c)	I accept and agree to abide by the Terms and Conditions of Employment and the terms set out in this letter;
(d)	I have been provided with ample opportunity to seek independent advice on the contents of this letter and the Terms and Conditions of Employment;
(e)	I accept and agree that each restraint in this letter and the Terms and Conditions of Employment is reasonable and necessary to protect the Company’s legitimate business interests; and
(f)	I understand that this letter and the Terms and Conditions of Employment have a material impact on the way in which I am required to carry out my duties and my responsibilities with Unilife.

/s/ Jeff Carter
Jeff Carter
Date: 23/02/05
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

REMUNERATION SCHEDULE

Description	Amount (AUD)

Annual Salary	$200,000

Motor Vehicle Allowance	Nil

Rental Assistance	Nil

Living Away From Home Allowance	Nil
In addition to the above, Unilife will reimburse you in repect of the reasonable and proper use of a mobile telephone. You are also entitled to the following benefits:
(a)	A fully maintained motor vehicle (Holden Calais or equivalent);
(b)	A car parking space in the office building; and
(c)	An annual cash bonus subject to performance of up to $25,000. At the first instance, the bonus will be payable on completion of a capital raising by Unilife.
You may salary sacrifice any part of your annual salary with the prior written consent of the Chief Executive Officer (such consent to be provided at his / her sole discretion) and provided that any such salary sacrifice does not increase the aggregate cost of your annual remuneration (as set out above or as otherwise agreed from time-to-time).
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

JOB DESCRIPTION SCHEDULE
As attached.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

Job Description	CONTROLLED DOCUMENT [IF MARKED RED]

Reference No: RM001 Appendix 7.1
Written and Issued By:
Approved By:
Effective Date:	Revision No: DRAFT	Page 1 of 2
Chief Financial Officer

Position Title:	Chief Financial Officer

Department:	Finance & Administration

Reports To:	CEO & Board of Directors

Supervises:	Finance Manager & Company Secretary

Summary of Function:	As the CFO, the role is responsible for all financial and administrative matters associated with the operations of the Company. An essential element of the roles is risk management.

Responsibilities:	1. Responsible for all compliance, including ASX Listing Rules, Corporations Act etc.

2. Assess and manage group risk, including insurance.

3. Responsible for all financial reporting, including ASX and statutory reporting.

4. Responsible for all tax compliance, including tax returns, GST, FBT etc.

5. Oversee investor relations, market communications and shareholder liason. This includes company secretary function.

6. Oversee Human Resources.

7. Planning and implementing new financial systems and reporting.

8. Maintain integrtiy of financial system.

9. Member of senior executive team.

10. Identify and co-ordinate all acquisitions, including integration.

11. Operations policy and standard of behaviour, including Corporate Governance.

12. Responsible for information technology.

13. Responsible for building and skilling-up accounting and related professional staff.

Internal Contacts:	All departments, including Board of Directors

External Contacts:	External lawyers, auditors, shareholders, regulators and consultants

Education and Skills:	1. Tertiary qualified in accounting.

2. Membership of appropriate accunting professions.

3. Effective time management (multiple projects) and personal organisational skills.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

Job Description	CONTROLLED DOCUMENT [IF MARKED RED]

Reference No: RM001 Appendix 7.1
Written and Issued By:
Approved By:
Effective Date:	Revision No: DRAFT	Page 2 of 2

4. Advanced interpersonal and communication skills, including strong negotiations skills.

5. Advanced process, analysis and problem solving skills.

6. Advanced reporting, technical writing and computing skills.

Typical Experience:	Minimum 12 years commercial experience.

Physical Requirements:	No special requirements.
Unilife Medical Solutions Limited
Level 5, 35 Clarence Street, Sydney NSW 2000 T +612 8346 6500 F +612 8346 6511 W www.unilife.com.au ABN 14 008 071 403

Dear Jeff,
Re: Variation of Employment Contract Dated 15 February 2005
We are pleased to confirm our discussions and variation of the Employment Contract dated 15 February 2005. All existing terms and conditions under that contract continue to exist unless modified by this Variation Contract.
Effective Date:

1 January 2007
Variation — Engagement & Termination:

Clause 2 is deleted and replaced with the following.
Your employment may be terminated by either you or the Company giving to the other three (3) months’ notice of termination, or summarily dismissed for the reasons set out in the enclosed Terms & Conditions. The Company reserves the right to make payment instead of notice. In the event that the Company gives notice of termination, the Company will also make a severance payment equivalent to nine (9) months of base salary.
If you are in agreement with the above, please sign a copy of this letter acknowledging your acceptance of this variation.
Yours sincerely,
Alan Shortall
Chief Executive Officer
Unilife Medical Solutions Limited
I, Jeff Carter, acknowledge as follows:
(a)	I have previously been provided with a copy of Unitract’s Terms and Conditions of Employment policies dated April 2004;
(b)	I have previously been given a copy of the agreed Employment Contract dated 15 February 2005 and I have read and understood the Terms and Conditions of Employment;
(c)	I accept and agree to abide by the modified Terms and Conditions as outlined in this Variation dated 21 December 2006; and
(d)	I have been provided with ample opportunity to seek independent advice on the contents of this Variation Contract and the modified Terms and Conditions therein.